UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant
To Section 18 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest reported): July 22, 2008

NACEL ENERGY CORPORATION
(Exact name of Registrant as specified in its charter)

WYOMING	4911	20-4315791
(State or other Jurisdiction of	(Standard Industrial	(I.R.S. Employer
Incorporation or Organization)	Classification Code Number)	Identification No.)

1128 12th Street, Suite B, Cody, Wyoming		82414

(Name and address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:		307-461-4221

SEC File Number: File No. 333-142860

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Brian Lavery was reappointed President of the Company on July 22, 2008. Biographical information on Mr. Lavery is incorporated by reference from the Company’s registration statement filed on Form SB-2 on 5/11/2007.

The board of directors appoints our executive officers annually. A majority vote of the directors who are in office is required to fill vacancies.

There is no family relationship between any director or executive officer of the Company and Mr. Lavery.

Neither Mr. Lavery nor any affiliate has been involved in any business transactions with the Company.

Mr. Lavery received no compensation as an officer for fiscal years ended March 31, 2008 and March 31, 2007. We have not entered into any employment agreement or consulting agreements with Mr. Lavery. There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers. We do not have any material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our executive officers except for our Stock Award Plan, incorporated by reference from the Company’s registration statement filed on Form S-8 on 5/28/2008. Mr. Lavery has received no award from this Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the date indicated.

NACEL ENERGY CORPORATION

By:	/s/ Brian Lavery
Brian Lavery, President
Date: July 23, 2008